Exhibit No. 32

Certification of Steven J. Smith, Chairman and Chief Executive Officer and Paul M. Bonaiuto, Executive Vice
President and Chief Financial Officer of Journal Communications, Inc., pursuant to 18 U.S.C. Section 1350

Soley for the purposes of complying with 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, we, the undersigned Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Journal Communications, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 5, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven J. Smith
Steven J. Smith Chairman and Chief Executive Officer
November 19, 2003
/s/ Paul M. Bonaiuto
Paul M. Bonaiuto Executive Vice President and Chief Financial Officer
November 19, 2003